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                                                                  Exhibit (a)(7)

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THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE
IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR.

IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDING OF SHARES (AS DEFINED BELOW), PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED, FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

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                         NOTICE OF GUARANTEED DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)
                          FOR TENDER OF COMMON SHARES
                                      OF
                     ELSAG BAILEY PROCESS AUTOMATION N.V.
                                      AND
    FOR TENDER OF 5 1/2% CONVERTIBLE TRUST ORIGINATED PREFERRED SECURITIES
                                      OF
                         ELSAG BAILEY FINANCING TRUST

                       PURSUANT TO THE OFFER TO PURCHASE
                            DATED OCTOBER 20, 1998
                                      BY
                    ABB TRANSPORTATION PARTICIPATIONS B.V.
                     A DIRECT, WHOLLY OWNED SUBSIDIARY OF
                          ABB ASEA BROWN BOVERI LTD.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON TUESDAY, NOVEMBER 17, 1998, UNLESS THE OFFER IS EXTENDED.


  As set forth under Section 3--"Procedures for Tendering Shares" in the Offer to Purchase dated October 20, 1998 and any supplements or amendments thereto (the "Offer to Purchase"), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates ("Company Share Certificates") representing Common Shares, par value NLG 1.00 per share ("Company Shares"), of Elsag Bailey Process Automation N.V., a corporation organized under the laws of The Netherlands (the "Company") and/or certificates ("Preferred Securities Certificates" and, together with the Company Share Certificates, the "Share Certificates") representing 5 1/2% Convertible Trust Originated Preferred Securities of Elsag Bailey Financing Trust ("Preferred Securities" and, together with the Company Shares, the "Shares") are not immediately available, (ii) if the procedures for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit Share Certificates and all other required documents to reach The Bank of New York (the "Depositary") prior to the Expiration Date (as defined in Section 1--"Terms of the Offer" of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or mail or sent by facsimile transmission to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in the Offer to Purchase). See the Guaranteed Delivery Procedures described in the Offer to Purchase under Section 3--"Procedures for Tendering Shares". Certain terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Offer to Purchase.
                       The Depositary for the Offer is:
                             THE BANK OF NEW YORK

                           Facsimile Transmission:       By Hand or Overnight
        By Mail:                                               Courier:


   Tender & Exchange            (for Eligible             Tender & Exchange
       Department             Institutions Only)              Department
     P.O. Box 11248             (212) 815-6213            101 Barclay Street
 Church Street Station                                   Receive and Deliver
   New York, New York                                           Window
       10286-1248                                         New York, New York
                                                                10286
                          For Information Telephone:
                                (800) 507-9357

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instruction thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

  The undersigned hereby tenders to ABB Transportation Participations B.V. (the "Purchaser"), a corporation organized under the laws of The Netherlands, and a direct, wholly owned subsidiary of ABB Asea Brown Boveri Ltd., a corporation organized under the laws of Switzerland, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the Guaranteed Delivery Procedures described in the Offer to Purchase under
Section 3--"Procedures for Tendering Shares".


     TYPE OF SHARES (CHECK BOX)


 [_] Company Shares                        Name of Record Holder(s): ________
 [_] Preferred Securities                  __________________________________

                                           __________________________________
 Number of Shares: ________________        Address: _________________________
 Certificate No.(s) (if avail-             __________________________________
 able): ___________________________        Area Code and Tel. No: ___________
 __________________________________        Signature(s): ____________________

                                           Dated: ___________________________
 If Shares will be tendered by
 book-entry transfer check box:


 [_] The Depository Trust Company
 Account Number: __________________
 Transaction Code Number: _________


                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, an escrow agent under an escrow agreement or a trustee under a trust, hereby guarantees that the undersigned will deliver to the Depositary, at one of its addresses set forth above, the Share Certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message (as defined in the Letter of Transmittal) with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.


  NAME OF FIRM, AGENT OR TRUSTEE:                (AUTHORIZED SIGNATURE)


 __________________________________        Name: ____________________________
 Address: _________________________              (PLEASE TYPE OR PRINT)
             (ZIP CODE)                    Title: ___________________________
 Area Code and Tel. No: ___________        Dated: ___________________________


NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY; SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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